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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------
                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  CHIPPAC, INC.
                   (Exact Name of Registrant as Specified in Its Charter)
                    Delaware                          77-0463048
                (State or Other                    (I.R.S. Employer
                Jurisdiction of                   Identification No.)
                Incorporation or
                 Organization)

              3151 Coronado Drive                        95054
                  Santa Clara,                        (Zip Code)
                   California
            (Address of Principal
            Executive Offices)

                     CHIPPAC, INC. 1999 STOCK PURCHASE AND OPTION PLAN
                    CHIPPAC, INC. 2000 EQUITY INCENTIVE PLAN
                      CHIPPAC, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                Dennis P. McKenna
                      President and Chief Executive Officer
                                  ChipPAC, Inc.
                               3151 Coronado Drive
                          Santa Clara, California 95054
                          (Name and Address of Agent for Service)

                                 (408) 486-5900
               (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                             Eva Herbst Davis, Esq.
                                Kirkland & Ellis
                            777 South Figueroa Street
                          Los Angeles, California 90017
                                 (213) 680-8400

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                        Proposed       Proposed     Amount Of
 Title Of Securities  Amount To Be      Maximum         Maximum     Registration
   To Be Registered    Registered       Offering       Aggregate       Fee
                                       Price Per    Offering Price
                                        Share (1)
--------------------------------------------------------------------------------
Class A common stock, 8,191,236        $5.4684     $44,793,255     $11,825.42
par value $.01 per    shares (2)
share
--------------------------------------------------------------------------------

(1) Calculated by taking the weighted average of (a) the exercise price for all options that have been issued under the ChipPAC, Inc. 1999 Stock Purchase and Option Plan and 2000 Equity Incentive Plan and (b) the estimate pursuant to Rule 457(h) based on the average of the high and low prices of the shares reported on the Nasdaq National Market on
      January 29, 2001 for all shares which have not been issued under the ChipPAC, Inc. 2000 Equity Incentive Plan and the ChipPAC, Inc. 2000 Employee Stock Purchase Plan.
(2) Shares issued under the ChipPAC, Inc. 1999 Stock Purchase and Option Plan and reserved for issuance under the ChipPAC, Inc. 2000 Equity Incentive Plan and the ChipPAC, Inc. 2000 Employee Stock Purchase Plan.







--------------------------------------------------------------------------------

                                     PART I

                    INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.       Plan Information.

      The documents containing the information specified in Part I (plan and registrant information) will be delivered in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

Item 2.       Registrant Information and Employee Plan Annual Information.

      Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are also incorporated by reference in the Section 10(a) prospectus, other documents required to be delivered to eligible participants pursuant to Rule 428(b), or additional information about the ChipPAC, Inc. 1999 Stock Purchase and Option Plan, 2000 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan, will be available without charge by contacting Investor Relations, ChipPAC, Inc., 3151 Coronado Drive, Santa Clara, California 95054, telephone (408) 486-5900.

                                     PART II

                     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

      The following documents filed by ChipPAC, Inc., a Delaware corporation (the "Corporation"), with the Commission are incorporated herein by reference except to the extent any statement or information therein is modified, superseded or replaced by a statement or information contained in this document or in any other subsequently filed document incorporated herein by reference:

(a) The Corporation's Prospectus filed pursuant to Rule 424(b)(4) on August 8, 2000 (File No. 333-39428).

(b) The Corporation's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2000, June 30, 2000 and September 31, 2000.

(c) The Corporation's Current Reports on Form 8-K dated July 14, 2000 and December 4, 2000.

(d) The description of the Corporation's Class A common stock, par value $0.01 per share (the "Common Stock"), contained in Item 1 of the Corporation's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange Act of 1934, as amended (the "Exchange Act"), on July 27, 2000.

      All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      The validity of the Common Stock offered hereby will be passed upon for the Corporation by Kirkland & Ellis (as partnership that includes professional corporations), Los Angeles, California. Some partners of Kirkland & Ellis are partners in Randolph Street Partners II, which owns 209,482 shares of the Corporation's Common Stock.

Item 6.  Indemnification of Directors and Officers.

      The Corporation is incorporated under the laws of the State of Delaware and its certificate of incorporation authorizes indemnification of its directors and officers to the fullest extent of the law.

      Section 145 ("Section 145") of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "General Corporation Law"), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

      Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     Section 102(b)(7) of the General Corporation Law provides that a director of the Corporation will not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

       (i) for any transaction from which the director derives an improper personal benefit;

      (ii) for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

      (iii) for any improper payment of dividends or redemption of shares; or

      (iv) for any breach of the director's duty of loyalty to the Corporation or its stockholders.

      The Corporation also has indemnification agreements with its officers and directors. The indemnification agreements require that the Corporation advance to any covered officer or director the expenses to investigate, defend or appeal any proceeding. The indemnification agreements also require the Corporation to maintain directors' and officers' liability insurance to cover actions of the officers and directors who are parties to the indemnification agreement. Whether a claim against an officer or director should be indemnified by the Corporation can be decided, at the option of the officer or director, by an attorney or law firm which has no conflict of interest in the matter, or by the disinterested members of the Board of Directors. If the determination is made that the officer or director is not entitled to indemnification, the officer or director has the right to apply to the judicial system for a determination that he is entitled to indemnification. In the event of a change of control of the Corporation, an attorney or law firm which has no conflict of interest in the matter shall issue an opinion as to the right to indemnification of the officer or director. Alternatively, upon a change in control the officer or director may submit the question of indemnification to a panel of arbitrators.

      The indemnification agreements also prohibit a cause of action from being asserted against an officer or director who is a party to the agreement by the Corporation or a stockholder on behalf of the Corporation more than one year after the conduct of the officer or director that would give rise to liability. The Corporation shall not be required to indemnify an officer or director who settles a proceeding without the written consent of the Corporation. Indemnification of officers and directors from liability under the Securities Act of 1933 is unenforceable.

Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

        4.1 Specimen certificate representing shares of Common Stock, incorporated by reference to Exhibit 4.1 to the Company's
            Registration   Statement   on  Form  S-1   (Registration   File  No.
            333-39428).

        4.2 1999 Stock  Purchase and Option Plan, incorporated  by reference to
            Exhibit 10.20 to the Company's Registration Statement on Form S-1 (Registration File No. 333-39428).

        4.3 2000  Equity  Incentive  Plan,  incorporated  by  reference  to
            Exhibit 10.21 to the Company's Registration Statement on Form S-1 (Registration File No. 333-39428).

        4.4 2000 Employee Stock Purchase Plan,  incorporated  by reference to
            Exhibit 10.22 to the Company's Registration Statement on Form S-1 (Registration File No. 333-39428).

        5.1 Opinion of Kirkland & Ellis with respect to the legality of the shares of the common stock being registered hereby.

       23.1 Consent of PricewaterhouseCoopers LLP.

       23.3 Consent of Kirkland & Ellis (included in opinion filed as
            Exhibit 5.1).

       24.1 Powers of Attorney (included on signature page).

Item 9.  Undertakings.

        (a) The undersigned Registrant hereby undertakes

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securitiesm offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To  include  any  material  information  with  respect  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 30th day of January, 2001.

                                    CHIPPAC, INC.

                                    By:    /s/ Dennis P. McKenna
                                       ---------------------------
                                           Dennis P. McKenna
                                           President and Chief Executive Officer

                             Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis P. McKenna and Robert Krakauer, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact an agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                 * * * *
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the date indicated.

      Signature                          Title                    Date


/s/ Dennis P. McKenna                President, Chief         January 30, 2001
------------------------------       Executive Officer and
Dennis P. McKenna                    Director



/s/ Robert Krakauer                  Senior Vice President    January 30, 2001
------------------------------       and Chief Financial
Robert Krakauer                      Officer



/s/ Michael G. Potter                Controller               January 30, 2001
------------------------------      (Principal Accounting
Michael G. Potter                    Officer)



/s/ Edward Conard                    Director                 January 30, 2001
------------------------------
Edward Conard


/s/ Michael A. Delaney               Director                 January 30, 2001
------------------------------
Michael A. Delaney


/s/ David Dominik                    Director                 January 30, 2001
------------------------------
David Dominik


/s/ Marshall Haines                  Director                 January 30, 2001
------------------------------------
Marshall Haines


/s/ Joseph Martin                    Director                 January 30, 2001
------------------------------
Joseph Martin


/s/ Chong Sup Park                   Director                 January 30, 2001
------------------------------------
Chong Sup Park


/s/ Paul C. Schorr, IV               Director                 January 30, 2001
------------------------------------
Paul C. Schorr, IV

                                  EXHIBIT INDEX

Exhibit
No.         Description of Document

4.1           Specimen   certificate   representing  shares  of  Common  Stock,
              incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Registration File No. 333-39428).

4.2 1999 Stock Purchase and Option Plan, incorporated by reference to Exhibit 10.20 to the Company's Registration Statement on Form S-1 (Registration File No. 333-39428).

4.3           2000 Equity Incentive Plan,  incorporated by reference to Exhibit
              10.21 to the Company's Registration Statement on Form S-1 (Registration File No. 333-39428).

4.4           2000 Employee Stock Purchase Plan,  incorporated  by reference to
              Exhibit 10.22 to the Company's Registration Statement on Form S-1 (Registration File No. 333-39428).

5.1 Opinion of Kirkland & Ellis with respect to the legality of the shares of the Common Stock being registered hereby.

23.1          Consent of PricewaterhouseCoopers LLP.

23.3          Consent  of  Kirkland  & Ellis  (included  in  opinion  filed  as
              Exhibit 5.1).

24.1          Powers of Attorney (included on signature page).


------------------------------------

*Incorporated by reference to the Registration Statement of ChipPAC, Inc. on Form S-1 (File No.333-39428) filed on August 4, 2000.